ANNUITY SCHEDULE PAGE

ANNUITY NUMBER: [001-00001]    ISSUE DATE: [March 1, 2013]

TYPE OF BUSINESS: [Non-Qualified]

OWNER: [John Doe DCD FBO Jack Doe]     DATE OF BIRTH:             SEX:

KEY LIFE: [Jack Doe]     DATE OF BIRTH: [October 21,1975]    SEX: [Male]

ALLOCATION OF INITIAL PUCHASE PAYMENT

PURCHASE PAYMENT: [$100,000.00]

VARIABLE SUB-ACCOUNT ALLOCATION PERCENTAGE:
[[VA Fund 1]                    10%]
[VA Fund 2]                    10%]
[VA Fund 3]                    10%]
[VA Fund 4]                    10%]
[VA Fund 5]                    10%]]

INDEX STRATEGY ALLOCATION PERCENTAGE:
[[Point to Point with Cap Index Strategy]        20%]
[Tiered Participation Rate Index Strategy]    20%]
[Step Rate Plus Index Strategy]            10%]]

HOLDING ACCOUNT PERIOD: [30] Days from the Issue Date

PURCHASE PAYMENT AGE LIMITATION: No Additional Purchase Payments accepted

MINIMUM ADDITIONAL PURCHASE PAYMENT: Not applicable

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: Not applicable

WITHDRAWALS

MINIMUM WITHDRAWAL AMOUNT: [$100]

MINIMUM SURRENDER VALUE AFTER A PARTIAL WITHDRAWAL: [$2,000]

ALLOCATION OF ACCOUNT VALUE

MINIMUM VARIABLE SUB-ACCOUNT AMOUNT: [$20]

MINIMUM INDEX STRATEGY AMOUNT: [$2,000]

CHARGES

INSURANCE CHARGE:

MORTALITY AND EXPENSE RISK CHARGE: [

For Purchase Payments less than $1,000,000 the Insurance Charge is [X.XX%]

RILA-SCH-I-DCD(11/19)

For Purchase Payments of $1,000,000 or more the Insurance Charge is reduced to [X.XX%]]

ADMINISTRATION CHARGE: [0.15%]
ANNUITY SCHEDULE PAGE (continued)

CONTINGENT DEFERRED SALES CHARGE:    NONE

ADVISORY FEES: We treat Advisory Fee payments as an expense of the Annuity and not a taxable distribution if (1) your Annuity is being used in conjunction with a “qualified” retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the Code) or (2) your non-qualified Annuity satisfies the requirements of Private Letter Ruling 201945005 (“PLR”) issued by the IRS to PALAC. In accordance with the PLR, Advisory Fee payments from your non-qualified Annuity are treated as an expense as long as your investment adviser attests to Prudential that the PLR requirements have been met, including that the advisory fees will not exceed [1.50]% of the Annuity’s Account Value in a calendar year. In relation to the Death Benefit, we will treat any Advisory Fees that are deducted as withdrawals that reduce the Death Benefit.

ANNUITIZATION

LATEST AVAILABLE ANNUITY DATE: Not applicable

EARLIEST AVAILABLE ANNUITY DATE: Not applicable

MINIMUM ANNUITY PAYMENT: Not applicable

MINIMUM SURRENDER VALUE AT ANNUITIZATION: Not applicable

SEPARATE ACCOUNT(S):

VARIABLE SEPARATE ACCOUNT(S): [Prudential Annuities Life Assurance Corporation Variable Account B]

INDEX STRATEGIES SEPARATE ACCOUNT(S): [Prudential Annuities Life Assurance Corporation Index Strategies Separate Account]

RIDERS AND ENDORSEMENTS MADE A PART OF THE ANNUITY ON THE ISSUE DATE:
[Point to Point with Cap Index Strategy Endorsement
Tiered Participation Rate Index Strategy Endorsment
Step Rate Plus Index Strategy Endorsement]

RILA-SCH-I-DCD(11/19)    2